Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL

FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, Vikram Lamba, the Chief Executive Officer and President of Zosano Pharma Corporation (the “Company”), and Winnie W. Tso, the Chief Financial Officer of the Company, hereby certify that, to their knowledge:

1. The Quarterly Report on Form 10-Q for the period ended March 31, 2015 of the Company (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 12, 2015	By:	/s/ Vikram Lamba
Vikram Lamba
Chief Executive Officer and President
(Principal Executive Officer)

Date: May 12, 2015	By:	/s/ Winnie W. Tso
Winnie W. Tso
Chief Financial Officer
(Principal Financial Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Applied Genetic Technologies Corporation and will be retained by Applied Genetic Technologies Corporation and furnished to the Securities and Exchange Commission or its staff upon request.